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EXHIBIT 3.2

CERTIFICATION OF SECRETARY

    The attached new Bylaw Section 2.12, which replaces the previous Section 2.12 of the Company's Bylaws in its entirety, was duly adopted by the Board of Directors of PACIFIC NORTHWEST BANCORP on March 20, 2001.

    DATED this 20th day of March, 2001.

/s/ MARGARET MORDHORST Margaret Mordhorst, Secretary

PACIFIC NORTHWEST BANCORP
PROPOSED NEW BYLAW

2.12.  Notice of Shareholder Business and Nominations:

    2.12.1  Annual Meeting of Shareholders.

      (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or (c) by any shareholders of the corporation who was a shareholder of a record of the corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12.

      (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (1) of this subsection 2.12.1, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nomination of persons for election to the board of directors must constitute a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 120 days and not more than 150 days prior to the first anniversary of the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting (provided, however, that in the event that the date of the corporation's annual meeting is more than thirty days before or after the date of the previous year's annual meeting, notice by the shareholder must be so delivered not more than 150 days prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-12 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the test of the proposal or business (including the test of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required

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  to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

    2.12.2  Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (2) of subsection 2.12.1 shall be delivered to the Secretary at the principal executive offices of the corporation not more than 150 days prior to such special meeting and not less than the later of 120 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

    2.12.3  General.

      (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (2)(c)(iv) of Section 2.12.1) and (b) if any proposed nomination or business was not so made or proposed in compliance with this Section 2.12 to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

      (2) For purposes of this Section 2.12, the "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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FIRST AMENDMENT TO RESTATED BYLAWS OF
INTERWEST BANCORP, INC.

    THESE AMENDMENTS to the Restated Bylaws of InterWest Bancorp, Inc., a Washington Corporation (the "Corporation"), were adopted by resolution of the Board of Directors at a regular meeting, held June 20, 2000, at which a quorum was present and voting.

    A.  Article 2, Section 2.1 of the Corporation's Restated Bylaws is changed to read as follows:

      2.  SHAREHOLDERS

        2.1.  Annual Meeting.  The annual meeting of shareholders shall be held on the third Tuesday of April in each year, at 1:30 p.m., or on such other date and at such other time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Washington, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be held.

    B.  Article 11 of the Corporation's Restated Bylaws is deleted in its entirety and replaced with the following:

      11. FISCAL YEAR

    The fiscal year of the corporation shall be the calendar year.

RESTATED BYLAWS OF INTERWEST BANCORP, INC.

    The following constitute the Restated Bylaws of InterWest Bancorp, Inc., a Washington Corporation.

1.	OFFICES

The principal office of the corporation in the State of Washington shall be located at 1259 West Pioneer Way, Oak Harbor, Washington 98277, or at such other location as may be determined by the board of directors.
2.	SHAREHOLDERS
2.1.
Annual Meeting: the annual meeting of shareholders shall be held on the third Tuesday of January in each year, at 1:30 p.m., or on such other date and at such other time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Washington, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be held.
2.2.
Special Meetings: Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, by the board of directors, or by the written request of holders of not less than a majority of all the shares of the bank entitled to vote at the meeting.
2.3.
Place of Meeting: All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place as shall be determined from time to time by the board of directors. The place at which the meeting of shareholders will be held shall be stated in the notice of the meeting.
2.4.
Notice of Meeting: Written or printed notice stating the place, day and hour of a meeting of shareholders and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called shall be delivered to each shareholder entitled to vote at such meeting, not less than 10 days and no more than 50 days before the meeting, either personally or by mail, by the secretary or at the direction of the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer records of the bank, with postage thereon prepaid.
2.5.
Closing of Stock Transfer Records or Fixing of Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitle to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer records of the corporation shall be closed for a stated period but not to exceed in any case 50 days. If the stock transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer records, the board of directors may fix, in advance, a date as the record date for any such determination of shareholder, which date in any case shall note be more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.6.
Voting Lists: At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer records for shares of the corporation shall make a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record for a period of 10 days prior to the meeting shall be kept on file at the registered office of the corporation. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any proper purpose during the whole time of the meeting. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at the meeting.
2.7.
Quorum: One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of sufficient shares to leave less than a quorum. If less than one-third of the outstanding shares are represented at a meeting, the meeting may be adjourned to such time and place as may be determined, with the approval of a majority of the shares represented at the meeting, without further notice, except that any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called, and in the case of any adjourned meeting called for the election of directors, those who attend the second of the adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum of the purpose of electing directors.
2.8.
Proxies: A shareholder of record may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. All proxies shall be filed with the secretary of the corporation before or at the commencement of meetings. No unrevoked proxy shall be valid after 11 months from the date of its execution unless otherwise expressly provided in the proxy.
2.9.
Voting of Shares: Each outstanding share, shall be entitled to one vote on each matter submitted to a vote of the shareholders at a meeting of shareholders. In the election of directors, every shareholder of record entitled to vote at the meeting of shareholders shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected by the holders of such shares. Cumulative voting shall not be permitted in the election of directors.
2.10.	Voting of Shares by Certain Holders:
2.10.1.
Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. A certified copy of action taken by the corporations shall be conclusive as to proper authorization by the corporation.

2.10.2.
Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, upon delivery of appropriate evidence of such person's authority to act as administrator, executor, guardian or conservator. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy.
2.10.3.
Shares held by a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the name of the receiver if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
2.10.4.
If shares are held jointly by three of more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or the giving of a proxy, unless the instrument or order appointing such fiduciaries directs otherwise.
	2.10.5.	Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote at any meeting of shareholders.
2.10.6.
Shares of another corporation held by this corporation may be voted by the chairman of the board, the president or any executive vice president, or by proxy executed by any such officer, unless the board of directors by resolution shall designate some other person to vote shares held by the corporation.
2.11.
Informal Action by Shareholders: Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth such action shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.
2.12.	Notice for Nominations and Proposals:
2.12.1.
Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the corporation or by any shareholders of the corporation entitled to vote generally in the election of directors. In order for a shareholder of the corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice (ii) the principal occupation or employment of each such nominees, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulations 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to be named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his name and address as they appear of the corporation's books, and (b) the class and number of shares of the corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the corporation.

2.12.2.
Each such notice given by a shareholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.
2.12.3.
The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.
3.	BOARD OF DIRECTORS
	3.1.	General Powers: The business and affairs of the corporation shall be managed by the board of directors.
	3.2.	Number, Tenure and Qualifications:
3.2.1.
The board of directors shall consist of nine members, a majority of which shall not be officers or employees of the corporation or any of its subsidiaries. The number of directors may at any time be increased or decreased by the board of directors at any regular or special meeting of the board of directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Section 3.9 of this Article 3.
3.2.2.
Directors shall be elected to staggered terms so that one-third of the directors, or as near as may be, are elected each year. If additional directors are added to the board, the terms of those directors shall be staggered so that approximately one-third of the directors are elected each year. Unless removed in accordance with the corporation's Articles of Incorporation each director shall hold office until his successor shall have been elected and qualified.

3.2.3.
A person shall not be a director of the corporation if the person has been adjudicated bankrupt, or has take the benefit of any assignment for the benefit of creditors, or has suffered a judgment recovered against him for a sum of money to remain unsatisfied of record or unsuperseded on appeal for a period of more than three months. A person shall not be a director of the corporation if the person (1) is not a resident of a state of the United States; (2) has been adjudicated a bankrupt or has taken the benefit of any insolvency law, or has made a general assignment for the benefit of creditors; (3) has suffered a judgment recovered against him for a sum of money to remain unsatisfied of record or unsecured on appeal for a period of more than three months; (4) is a trustee, officer, clerk or other employee of a savings bank that is not controlled by the corporation.
3.2.4.
Oath. Each director upon election shall take an oath that he will, so far as it devolves on him, diligently and honestly administer the affairs of the corporation, and will not knowingly violate, or willing permit to be violated, any of the provision of law applicable to such corporation. Further, upon such election, each director shall sign a statement certifying compliance with the foregoing qualifications as a director.
3.2.5.
Age. No person shall be eligible for initial election as a director who is 72 years of age or more and no person shall continue to serve as a director who is 75 years of age or more and the office of such director shall become vacant on the last day of the month in which such director reaches his 75th birthday.
3.3.
Meetings: An annual meeting of the board of directors and of any committee designated by the board of directors shall be held, without other notice than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the notice, if any, required, and the time and place, either within or without the State of Washington, for holding any other regular meeting of the board of directors, the chairman, the president, the board of directors or any director may call a special meeting of directors.
3.4.
Notice: Notice of special meetings of the board of directors giving the time and place thereof shall be provided to each director at least one day prior to the date set for such meeting by the person or persons authorized to call such meeting or by the secretary at the direction of the person or persons authorized to call the meeting, either by personal delivery, mail or telegram addressed to the last known address of such director, or by personal telephone call or any other means sufficient to permit attendance at the meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, so addressed to the director. If notice is by telegram, notice shall be deemed delivered when the telegram is delivered to the telegraph office for transmission. If notice is by personal telephone call or other means, the information concerning the meeting shall be given to the director personally and an affidavit of the person giving such notice shall be included in the minute book with the minutes of the meeting. If no place for a special meeting is designated in the notice thereof, the meeting shall be held at the principal place of business of the corporation. A waiver of notice signed by the director or directors, whether before or after the time state for meeting, shall be equivalent to the giving of notice. The attendance of a director or a committee member at a meeting shall constitute a waiver of notice of the meeting except where a director or committee member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors or any committee designated by the board of directors need to be specified in the notice or waiver or such notice of such meeting.

3.5.
Quorum: A majority of the number of directors fixed by or in the manner provided in these bylaws shall constitute a quorum for the transaction of any business at any meeting of the directors. If less than such majority shall attend a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and a quorum present at such adjourned meeting may transact business.
3.6.
Manner of Acting: The act of the majority of the directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the board of directors. Members of the board of directors or any committee designated by the board of directors may participate in a meeting of such board or committee by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the same time; participating by such means shall constitute presence in person at a meeting. Notwithstanding the foregoing, the following decisions shall require the act of 2/3 of the directors present:
	3.6.1.	approval of any plan of merger, consolidation or exchange involving the corporation; and
	3.6.2.	the sale of substantially all of the assets of the corporation.
3.7.
Informal Action: Any action permitted or required to be taken at a meeting of the directors or permitted to be taken at a meeting of a committee of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors or all the members of the committee, as the case may be.
3.8.
Board Committees: The board of directors may designate, by resolution adopted by a majority of the full board of directors of the corporation, from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the board of directors, except as limited by law. The designation of any such committee and the delegation thereto of authority shall not relieve the board of directors, or any member thereof, of any responsibility imposed by law. The executive committee shall be three members of the board if the board consists of seven or fewer members; and the executive committee shall consist of four members of the board if the board consists of eight or more members.
3.9.	Removal: A director may be removed from office only in the manner prescribed by the corporation's Articles of Incorporation.
3.10.
Vacancies: Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy to be filled by reason of an increase in the number of directors shall be filled by the board of directors for a term of office continuing only until the next election of directors by shareholders.

3.11.
Compensation: The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, as stated retainer as Directors and/or such other compensation as may be fixed by the Board of Directors by Resolution. Members of special or standing committees may be allowed like compensation for serving on committees of the Board of Directors. No such payments shall preclude any Director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefore.
4.	OFFICERS
4.1.
Number: The officers of the corporation may include a chief executive officer, chief operations officer, chairman of the board of directors, presidents, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers as may be deemed necessary or appropriate may be elected or appointed by the board of directors with the power and authority of such officer being established at the time such officer is established. Except for the offices of president and secretary, any two or more offices may be held by the same person. Assistant vice presidents shall not be considered as officers of the corporation.
4.2.
Election and Term of Office: The officers of the corporation to be elected by the board of directors may be elected for such term as the board may deem advisable or may be elected to serve for an indefinite term at the pleasure of the board. Officers of the corporation shall be elected at the first meeting of directors following the expiration of the term of office. Each officer shall hold office until his successor shall have been duly elected and qualified regardless of his term of office, except in the event of his prior death or resignation or his removal in the manner hereinafter provided.
4.3.
Removal: Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the bank would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.
	4.4.	Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
4.5.
Chairman of the Board: The chairman of the board, if there be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be determined from time to time by the board of directors.
	4.6.	Chief Executive Officer: The chief executive officers shall exercise and perform all duties incident to such office and such duties as may be determined from time to time by the board of directors.
	4.7.	Chief Operating Officer: The chief operating officer shall exercise and perform all duties incident to such office and such duties as may be determined from time to time by the board of directors.
4.8.
President: The president shall exercise and perform such powers and duties as may be determined from time to time by the board of directors. He may sign, with the secretary or any other proper officer of the corporation, certificates for shares of the corporation. In general, he shall perform all duties incident to the office and such duties as may be prescribed by resolution of the board of directors from time to time.

4.9.
The Executive Vice Presidents and/or Senior Vice Presidents: The executive vice presidents and/or senior vice presidents, if any, shall exercise and perform such powers and duties as may be determined from time to time by the board of directors.
	4.10.	The Vice Presidents: The vice presidents shall exercise and perform such powers and duties as may be determined from time to time by the board of directors.
4.11.
The Secretary: The secretary shall keep the minutes of the proceedings of the shareholders and board of directors, shall give notices in accordance with the provisions of these bylaws and as required by law, shall be custodian of the corporate records and of the seal of the corporation, shall keep a record of the names and addresses of all shareholders and the number and class of shares held by each, have general charge of the stock transfer records of the corporation, may sign with the corporation, deeds and mortgages, bonds, contracts or other instruments which shall have been authorized by resolution of the board of directors, and in general shall perform all duties incident to the office of secretary and such other duties as form time to time may be assigned by the board of directors.
4.12.
The Treasurer: If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall have charge and custody of and be responsible for keeping correct and complete books and records of account, for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, deposit all such moneys in the name of the corporation in the banks, trust companies or other such moneys in the name of the corporation in banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws, and in general perform all of duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors.
4.13.
Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers: The assistant vice presidents, assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the board of directors. If required by the board of directors, the assistant treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. Neither the assistant vice presidents, the assistant secretaries nor the assistant treasurers shall be considered officers of the corporation.
4.14.
Compensation of Officers and Employees: Compensation of officers and other employees may be fixed from time to time by the board of directors. No officer shall be prevented from receiving a salary because of service as a director of the corporation.
5.	CONTRACTS
5.1.
Contracts: The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute deliver any instrument in the name of and on behalf of the corporation, and that authority may be general or confined to specific instances.

5.2.
Contracts with, Loans to Corporate Directors and Officers: The corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms and entities in which they are, or may become interested in, as directors, officers, shareholders, or otherwise, as freely as though such interest did not exist, except that no loan shall be made by the corporation secured by its shares. In the absence of fraud, the fact that any director, officer, shareholder, or any association, firm or other entity of which any director, officer, or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, or shareholder to account to this corporation for any profits therefrom if the transaction or contract is or shall be authorized, ratified, or approved by either (1) vote of a majority of quorum of the board of directors, excluding any interested director or directors, (2) the written consent of the holders of a majority of the shares entitled to vote, or (3) a general resolution approving the acts of the directors and officers adopted by vote of the holders of a majority of the shares entitled to vote at a meeting of shareholders. All transactions or contracts, including loans to officers and directors, made pursuant to this section of these bylaws, shall be subject to any applicable federal and state laws and regulations. Nothing herein contained shall create or imply any liability in the circumstances above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.
6.	SHARES
6.1.
The shares of stock issued by the corporation may be either with or without par value, as authorized by the Articles of Incorporation. The shareholders at any regular or special meeting called for that purpose may authorize the issuance of additional capital stock upon such terms and conditions as may be included in such authorization. The board of directors may change the number of authorized shares of stock to effectuate a split of, or stock dividend in, the corporation's own shares, and to change the number of authorized shares in proportion thereto.
	6.2.	Withdrawal:
6.2.1.
Stock shall be paid for in cash or other consideration at a price not less than the par value thereof as may be approved by the board of directors. Stock shall not be subject to withdrawal except upon liquidation or dissolution and until all claims of creditors first shall have been fully paid.
		6.2.2.	Shareholders shall participate in any distribution of assets upon liquidation or dissolution after payment has been made in full to all creditors and to all holders of withdrawable savings.
6.3.
Certificate for Shares: The shares of the corporation shall be represented by certificates in such form as may be required by law and signed by the president or executive vice president and by the secretary or an assistant secretary and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the corporate officers on the certificate may be facsimiles if the certificate is manually signed on behalf of an independent transfer agent or registrar.
6.4.
Transfer of Shares: Transfer of shares of the corporation shall be made only on the stock transfer records of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, on surrender for cancellation of the certificate for the shares. Except as otherwise permitted by these bylaws, the person in whose name shares stand on the stock transfer records of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificates, a new certificate may be issued therefor upon the terms, including indemnification as the corporation may request.

6.5.
Dividends: No dividends shall be declared on stock until the corporation has satisfied any applicable net worth or other requirements imposed by law. Subject to such requirements, shares of stock shall be entitled to such dividends, as may be declared and issued from time to time by the board of directors.
7.	SEAL
The seal of the corporation shall be circular in form and consist of the name of the corporation, the state and year of incorporation, and the words "corporate seal".
8.	WAIVER

Whenever any notice is required to be given to any shareholder or director of the corporation, a waiver thereof in writing, signed by the person or persons entitled thereto, whether before or after the time stated for such notice, shall be deemed equivalent to the giving of notice.
9.	INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
	9.1.	As used in this article.
9.1.1.
"Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.
9.1.2.
"Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of such transaction.
		9.1.3.	"Expenses" includes attorneys' fees.
9.1.4.
"Official capacity" means; (1) when used with respect to a director, the office of director in the corporation and (2) when used with respect to a person other than a director as contemplated in subsection 10 of this article, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.
		9.1.5.	"Party" includes a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.
		9.1.6.	"Proceeding" means any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative.

9.2.
The corporation shall indemnify any person made a party to any proceeding (other than a proceeding referred to in subsection 9.3 of this article), by reason of the fact that he is or was a director, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding if:
9.2.1.
He conducted himself in good faith and (1) in the case of conduct in his own official capacity with the corporation, he reasonably believed his conduct to be in the corporation's best interest, or (2) in all other cases, he reasonably believed his conduct to be at least not opposed to the corporation's best interests; and
9.2.2.
In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.
9.3.
The corporation shall indemnify any person made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and
	9.3.1.	in the case of conduct in his official capacity with the corporation, he reasonably believed his conduct to be in its best interests; or
9.3.2.
in all cases, he reasonably believed his conduct to be at least not opposed to its best interest; provided that no indemnification shall be made pursuant to this section in respect to any proceeding in which such person shall have been adjudged to be liable to the corporation.
9.4.
A director shall not be indemnified under subsection 9.2 or 9.3 of this article in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.
9.5.
Unless otherwise limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection 9.2 or 9.3 of this article shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.
9.6.
No indemnification under subsection 9.2 or 9.3 of this article shall be made by the corporation unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in the applicable section. Such determination shall be made.
	9.6.1.	by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
9.6.2.
if such a quorum cannot be obtained, then by a majority vote of a committee of the board of directors, duly designated to act in the matter, by a majority vote of the full board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or

9.6.3.
in a written opinion by legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services within the past three years for the corporation or any party to be indemnified, selected by the board of directors or a committee thereof by vote as set forth in 9.6.1 or 9.6.2 of this subsection, or if the requisite quorum of the full board of directors cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board of directors (in which selection directors who are parties may participate); or
9.6.4.
by the shareholders.
Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by such legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in paragraph 9.6.3 of this subsection for the selection of such counsel.
9.7.	Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding:
9.7.1.
After a determination, made in the manner specified by subsection 9.6 of this article, that the information then known to those making the determination (without undertaking further investigation for purposes thereof) does not establish that indemnification would not be permissible under subsection 9.2 or 9.3 of this article; or
9.7.2.
upon receipt by the corporation of (1) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized in this article; and (2) a written undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct.
The undertaking required by paragraph 9.7.2 of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment. Payments pursuant to this subsection may be authorized in the manner specified in subsection 9.6 of this article.
9.8.
No provision for the corporation to indemnify a director who is made a party to a proceeding, whether contained in the articles of incorporation, these bylaws, or resolution of shareholders or directors, an agreement, or otherwise (except as contemplated by subsection 9.11 of this article), shall be valid unless consistent with this article, or to the extent that indemnity hereunder is limited by the articles of incorporation, consistent therewith. Nothing contained in this article shall limit the corporation's ability to reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.
9.9.
For purposes of this article the corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance by him of his duties to the corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

	9.10.	Unless otherwise limited by the articles of incorporation:
9.10.1.
the corporation shall provide indemnification, including advances of expenses, to an officer, employee or agent of the corporation to the same extent that it may indemnify directors pursuant to this article except that subsection 9.12 of this article shall not apply to any person other than a director; and
9.10.2.
the corporation, in addition, shall have the power to indemnify an officer who is not a director, as well as employees and agents of the corporation who are not directors, to such further extent, consistent with law, as may be provided by the articles of incorporation, these bylaws, general or specific action of the board of directors, or contract.
9.11.
The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as an officers, employee or agent of another bank, corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.
9.12.
Any indemnification of a director in accordance with this article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders meeting, or prior thereto, in a written report containing a brief description of the proceedings involving the director being indemnified and the nature and extent of such indemnification.
10.	LOANS AND INVESTMENTS
The funds of the corporation may also be loaned or invested as the board of directors may from time to time direct, subject to applicable law.
11.	FISCAL YEAR
The fiscal year of the corporation shall end on the last day of September each year.
12.	AMENDMENTS TO BYLAWS

These bylaws may be amended or repealed and new bylaws adopted by a two-thirds majority vote of the directors at any regular or special meeting of the board of directors or by a majority of votes eligible to be cast by the shareholders of the corporation at any legal meeting.
13.	MISCELLANEOUS
Unless some other meaning and intent is apparent from the context, the plurals shall include the singular and vice versa, and masculine, feminine and neuter words shall be used interchangeably.

These Restated Bylaws of InterWest Bancorp, Inc. supercede the original Bylaws of InterWest Bancorp, Inc. and all Amendments thereto.

    Dated this 11th day of December, 1998.

INTERWEST BANCORP, INC.
/s/ STEPHEN M. WALDEN Stephen M. Walden, President
Attested by:
/s/ MARGARET MORDHORST Margaret Mordhorst, Secretary

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FIRST AMENDMENT TO RESTATED BYLAWS OF INTERWEST BANCORP, INC.
RESTATED BYLAWS OF INTERWEST BANCORP, INC.